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                                                  EXHIBIT  23




          CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Archer-Daniels-Midland Company for the registration of 102,963 shares of its common stock and to the incorporation by reference therein of our report dated July 29, 1993, with respect to the consolidated financial statements and schedules of Archer-Daniels-Midland Company included or incorporated by reference in its Annual Report on Form 10-K for the year ended June 30, 1993, filed with the Securities and Exchange Commission.



                         ERNST & YOUNG, LLP


Minneapolis, Minnesota
August 31, 1994


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